UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2014

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing changes to its executive leadership structure effective immediately.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Stephen J. Hemsley will continue to serve as the Company’s Chief Executive Officer.

Appointment of David S. Wichmann as President and Chief Financial Officer of UnitedHealth Group

David S. Wichmann has been appointed President, while continuing as Chief Financial Officer of UnitedHealth Group.  Prior to this appointment, Mr. Wichmann, age 52, served as Executive Vice President and Chief Financial Officer of UnitedHealth Group and President of UnitedHealth Group Operations and has served in that capacity since January 2011. Mr. Wichmann has served as Executive Vice President and President of UnitedHealth Group Operations since April 2008.

All other terms of Mr. Wichmann’s employment are unchanged.

Appointment of Larry C. Renfro as Vice Chairman of UnitedHealth Group

Larry C. Renfro has been appointed Vice Chairman of UnitedHealth Group, while continuing as Chief Executive Officer of Optum.  Mr. Renfro, age 60, has served as Executive Vice President of UnitedHealth Group and Chief Executive Officer of Optum since July 2011. From January 2011 to July 2011, Mr. Renfro served as Executive Vice President of UnitedHealth Group. From October 2009 to January 2011, Mr. Renfro served as Executive Vice President of UnitedHealth Group and Chief Executive Officer of the Public and Senior Markets Group.

All other terms of Mr. Renfro’s employment are unchanged.

Each of Messrs. Hemsley, Wichmann and Renfro will be eligible to participate in all other compensation, severance and benefit plans available to Company executives in similarly situated positions. None of Messrs. Hemsley, Wichmann, or Renfro have been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Gail K. Boudreaux

Gail K. Boudreaux, Executive Vice President, UnitedHealth Group, and CEO, UnitedHealthcare, has decided to leave the Company after successfully achieving the growth and performance goals set when she joined the Company in 2008.  Ms. Boudreaux’s employment with the Company will end effective February 27, 2015 (the “Separation Date”).  Ms. Boudreaux will provide transitional assistance and other executive level responsibilities assigned to her from time-to-time until the Separation Date.  During the period of Ms. Boudreaux’s employment, she will continue to receive her base salary and an annual incentive award for 2014 at the same payment ratio of 2014 base salary as other senior executives of the Company.  Ms. Boudreaux will not receive a payout under the long-term cash incentive award for the 2012-2014 performance period under the Company’s Executive Incentive Plan.

In connection with this departure, the Company and Ms. Boudreaux entered into a Separation and Release Agreement effective November 9, 2014 (the “Separation Agreement”), which provides that she will receive cash severance compensation pursuant to the terms of her employment agreement dated August 8, 2011, payable over the two-year period following the Separation Date. The terms of her previously granted equity award agreements provide that such awards will continue to vest and remain exercisable during the period of payment of the severance compensation.  The Separation Agreement includes standard two-year noncompete and nonsolicit provisions contained in Ms. Boudreaux’s employment agreement and a release of claims by Ms. Boudreaux.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDHEALTH GROUP INCORPORATED

	By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

Date: November 12, 2014